Exhibit 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97079) of HomeFed Corporation of our report dated February 15, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.





/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Irvine, California
February 15, 2008